EXHIBIT 10.63

July 25, 2007

EDGAR ONLINE, INC

50 Washington St.

Norwalk, CT 06854

Gentlemen:

It is mutually agreed that the financing agreement entered into between us dated April 5, 2007 as amended or supplemented (the “Financing Agreement”) is amended effective June 30, 2007 as follows:

Section 6.9 of the Financing Agreement is amended by decreasing the Tangible Net Worth amount to $50,000.00 and increasing the Working Capital deficit amount to $2,500,000.00. The amended section shall now read as follows:

“6.9 Borrower shall until payment in full of all Obligations to Lender and termination of this Agreement (a) cause to be maintained at the end of each fiscal quarter (i.e., December, March, June, September), Tangible Net Worth in an amount not less than $50,000.00 and (b) cause to be maintained at the end of each such fiscal quarter, a Working Capital deficit of not more than $2,500,000.00.”

Except as hereinabove specifically set forth the Financing Agreement, shall continue unmodified.

ROSENTHAL & ROSENTHAL, NC.

By:	/s/ Ian Brown
Ian Brown
Vice President

THE FOREGOING IS ACKNOWLEDGED AND AGREED TO:

EDGAR ONLINE, INC.

BY:	/s/ Greg D. Adams

Name & Title:	CFO & CEO